UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2021 (July 12, 2021)
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
First Amendment to Heights Union Lease

On July 12, 2021, AC and the Company entered into the First Amendment to Office Lease (the “First Amendment”) with Heights Union I, LLC (“Heights Union”). Heights Union is the landlord of AC and the Company’s currently leased 75,000 square feet office space in Tampa, Florida (the “Heights Union Premises”) pursuant to that certain Office Lease dated as of September 20, 2018, as amended (the “Office Lease”).

The First Amendment revises the commencement date of the Office Lease to mean October 30, 2020 and revises the termination date of the Office Lease to be October 31, 2034. Pursuant to the First Amendment, AC and the Company are entitled to an additional 1 ½ months of abated Base Rent (as defined in the Office Lease). AC and the Company use the Heights Union Premises for general office, medical laboratory, training and meeting purposes.

The foregoing summary of the material terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Sixth Amendment to Headquarters Lease

On July 13, 2021, Axogen Corporation (“AC”), a wholly owned subsidiary of Axogen, Inc. (the “Company”), entered into the Sixth Amendment to Lease (the “Sixth Amendment”) with Ology Bioservices Holdings, LLC (“Ology”) as successor in interest to SNH Medical Office Properties Trust. Ology is the landlord of AC’s currently leased, approximately 19,000 square foot corporate headquarters facility in the Progress Center at 13631 Progress Boulevard, Alachua, Florida 32615 (the “Current Premises”) pursuant to that certain lease dated as of February 6, 2007, as amended (the “Lease”).

The Sixth Amendment amends the Term (as defined in the Lease) to expire on October 21, 2026 (the “Expiration Date”). The portion of the term beginning on November 1, 2021 and ending on the Expiration Date is referred to as the “Extension Period”. Annual Gross Rent (as defined in the Lease) for each year of the Extended Period shall be equal to 103% of the Annual Gross Rent in effect for each immediately preceding year. AC’s Annual Gross Rent shall be approximately $381,863 from November 1, 2021 through October 31, 2022.

The foregoing summary of the material terms of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
10.1	First Amendment to Office Lease, dated as of July 12, 2021, by and among Axogen, Inc., Axogen Corporation and Heights Union I, LLC.
10.2	Sixth Amendment to Lease, dated as of July 13, 2021, by and between Axogen Corporation and Ology Bioservices Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: July 16, 2021	By:	/s/ Brad Ottinger
Brad Ottinger
General Counsel and Chief Compliance Officer